As filed with the Securities and Exchange Commission on December 23, 1996
                          Registration No. 33-_______
=============================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                                FORM S-3
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          HEMACARE CORPORATION
         (Exact name of Registrant as specified in its Charter)

      California                             8091                     95-3280412
-----------------------------   ----------------------------    ---------------------
(State or jurisdiction of       (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number)     Identification No.)


           4954 Van Nuys Boulevard, Sherman Oaks, CA 91403
                             (818) 986-3883
      -----------------------------------------------------------
      (Address, including zip code, and telephone number of
                     principal executive offices)
                      ___________________________

                            Hal I. Lieberman
                         HemaCare Corporation,
            4954 Van Nuys Boulevard, Sherman Oaks, CA 91403
                             (818) 986 3883
      ------------------------------------------------------------
      (Name, address, including zip code, and telephone number,
             including area code, of agent for service)
                  ___________________________________
                            With a copy to:
                        Gordon R. Kanofsky, Esq.
  Sanders, Barnet, Goldman, Simons & Mosk,  A Professional Corporation
       1901 Avenue of the Stars, Suite 850, Los Angeles, CA 90067
                             (310) 551-8407
                  ____________________________________
Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.
                      ____________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registrations statement for the same offering. / / _________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                    CALCULATION OF REGISTRATION FEE

===================     ==============    =================      ==================    ============
Title of each class     Amount to be      Proposed maximum       Proposed maximum      Amount of
securities to be        Registered (1)    offering price         aggregate offering    registration
registered                                per share (2)          price (2)             fee
-------------------     ---------------   -----------------      -------------------   ------------
Common Stock,
without par value       1,700,000 shares        $2.75                $4,675,000            $1,417
===================     ================  =================      ===================   ==============

1. Includes an indeterminable number of shares which may issued at the time of exercise of certain outstanding warrants as a result of anti-dilution provisions set forth in such warrants or the warrant agreements related thereto.

2. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the last sale price for the Registrant's Common Stock reported on the Nasdaq SmallCap Market on
    December 20, 1996.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


               SUBJECT TO COMPLETION, DATED DECEMBER 23, 1996

                            HEMACARE CORPORATION

                      1,700,000 Shares of Common Stock
                              _________________

This Prospectus relates to an aggregate of 1,700,000 shares (the "Offered
Shares") of HemaCare Corporation (the "Company" or "HemaCare") common stock, without par value (the "Common Stock"), offered for the account of certain persons holding or that may acquire the Offered Shares (the "Selling Shareholders").
The Offered Shares include (i) 1,200,000 shares of Common Stock acquired by certain of the Selling Shareholders in a private placement, (ii) 500,000 shares of Common Stock issuable upon exercise of (a) 100,000 warrants issued to certain persons in return for services and (b) 400,000 warrants issued by the
Company in return for the rights to technology utilized by the Company's research and development subsidiary HemaBiologics, Inc. (collectively, the
"Warrants"). The number of Offered Shares issuable upon exercise of the Warrants, and offered hereby, is subject to adjustment based upon the operation of certain anti-dilution provisions of the Warrants. The Selling Shareholders may sell the Offered Shares from time to time directly or through agents, broker-dealers or underwriters on terms to be determined at the time of offering and sale, in transactions on the Nasdaq SmallCap Market or other markets in which the Common Stock may be traded, in privately negotiated transactions or otherwise. The Selling Shareholders will pay all brokerage fees, commissions and expenses in connection with the sale of the Offered
Shares. The Company will pay all other expenses of the offering, estimated to be approximately $15,045. The Selling Shareholders and any agents, broker-
dealers or underwriters participating in the distribution of the Offered
Shares may be deemed to be "underwriters" within the meaning of the Securities
Act of 1933, as amended (the "Act"), and any commissions received by them and any profit on the resale of the Offered Shares purchased by them from the
Selling Shareholders may be deemed to be underwriting commissions under the
Act. See "Plan of Distribution."

The Company will not receive any proceeds from the sale of the Offered Shares by the Selling Shareholders. If all of the Warrants were exercised in full on the date of this Prospectus, the Company would receive approximately $2.5 million in aggregate Warrant exercise proceeds. See "Use of Proceeds."

The Common Stock is quoted on the Nasdaq SmallCap Market under the symbol
HEMA. On December 20, 1996, the last full day of trading before the filing date of the Registration Statement, the last reported per share sale price of the Common Stock on the Nasdaq SmallCap Market was $2.75.
                          _________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

No dealer, salesman or other person or entity has been authorized to give any information or to make any representations not contained in or incorporated by reference into this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person or entity. All information contained herein is as of the date of this Prospectus except as otherwise indicated. Neither the delivery of this Prospectus, nor any sale, distribution or resale made hereunder, shall under any circumstances create any implication that there has been no change in the business or affairs of the Company or in the information set forth herein since the date hereof or since the date indicated.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.  A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION.  THESE SECURITIES MAY NOT BE SOLD NOR MAY
OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
EFFECTIVE.  THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE
SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES
IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR
TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

             The date of this Prospectus is January ___, 1997


                            AVAILABLE INFORMATION

The Company is subject to the information requirements of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at its regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10007;
and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois
60661. Copies of such material can be obtained at prescribed rates from the Public reference Section of the Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549. In addition, reports and other information concerning the Company can be inspected at the offices of the National
Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington,
D.C.  20006. The Commission also maintains a World Wide Web site
(http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

A registration statement on Form S-3 with respect to the Offered Shares (the
"Registration Statement") has been filed with the Commission under the Act.
This Prospectus does not contain all of the information contained in such Registration Statement and the exhibits thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission.
For further information with respect to the Company and the Offered Shares, reference is made to the Registration Statement and the exhibits thereto. The
Registration Statement and the exhibits thereto may be inspected without charge at the public reference facilities at the Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of prescribed rates.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Prospectus incorporates by reference the following documents and information heretofore filed by the Company with the Commission:

a.  the Registrant's Annual Report on Form 10-K for the fiscal year ended
    December 31, 1995, as amended by Form 10-K/A, including the portions of the Registrant's definitive proxy statement, dated April 22, 1996, for its 1996 Annual Meeting of Shareholders incorporated by reference into such Annual Report, as such definitive proxy statement was modified by the Registrant's definitive supplement to proxy statement, dated June 14, 1996, each of which have been filed by the Registrant with the Commission pursuant to Section 13(a) of the Exchange Act;

b. the Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996, filed with the Commission pursuant to Section 13(a) of the Exchange Act;

c.  the Registrant's Current Reports on Form 8-K dated July 19, 1996 and
    August 19, 1996, filed with the Commission pursuant to Section 13(a) of the Exchange Act; and

d. the description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, dated December 5, 1986, filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed with the Commission by the Company pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this
Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
                                     2

Documents incorporated by reference in the Prospectus (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) are available without charge, on oral or written request by any person to whom this Prospectus is delivered. Written or telephone requests should be directed to:

                         JoAnn  R. Stover
                       Corporate Secretary
                       HemaCare Corporation
                      4954 Van Nuys Boulevard
                       Sherman Oaks, CA 91403
                          (818) 986-3883


                           THE COMPANY

HemaCare Corporation was founded in 1978 and provides blood products and services to health care institutions. The Company is an industry leader in the commercial application of apheresis (cell separation) technology to blood banking. HemaCare believes it is the only publicly-traded, FDA-licensed company engaged in providing a broad spectrum of products and services to the $2 billion blood industry. During the past year, the Company began establishing blood management programs to enhance its ability to market its blood products and services to hospitals and affiliated hospital groups. A blood management program affords hospital customers the convenience and efficiencies of an in-house blood program without the associated regulatory and management burdens and related financial risks.

Cost containment pressures are forcing hospitals to find new ways of providing cost-effective blood products and services in a community-based, patient-focused model. Management believes that this environment provides opportunities for an expansion of the Company's blood products and services business, particularly its blood management programs.

The Company's corporate headquarters are located in Sherman Oaks, California, a suburb of Los Angeles. Southern California operations are conducted from this location and, starting in February 1996, from a blood center located at the University of Southern California Health Sciences Campus. In December
1995, the Company opened a regional blood program in St. Louis, Missouri, with a satellite location in Illinois.


              FACTORS AFFECTING FORWARD-LOOKING INFORMATION

Certain information included in the documents incorporated by reference into this Prospectus or that will be incorporated by reference into this Prospectus upon their filing with the Commission include or will include forward-looking statements. Forward-looking statements generally are those that relate to events or transactions that have not yet occurred; expectations or estimates of the Company or its management; growth, competition, business and financing strategies and plans of the Company; or other future events or facts. Forward-looking statements made by or on behalf of the Company involve important risks and uncertainties, many of which are and will be beyond the control of the Company. These risks and uncertainties could significantly affect anticipated results in the future, both short-term and long-terms, and accordingly, such results may differ, in come cases materially, from those expressed in forward-looking statements made by or on behalf of the Company. The documents incorporated by reference and to be incorporated by reference into this Prospectus contain and will contain cautionary information concerning some of the risks and uncertainties that may affect such forward-looking statements, which should be read carefully prior to making an investment in the Offered Shares.


                         USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Offered Shares by the Selling Shareholders hereunder. If all of the Warrants were exercised in full on the date of this Prospectus, the Company would receive approximately
$2.5 million in aggregate Warrant exercise proceeds. There can be no assurance that any or all of the Warrants will be exercised.

                                     3

                            SELLING SHAREHOLDERS


                                          Number of Shares of Common Stock
                                    ---------------------------------------------
                                      Owned Prior                      Owned
                                    to the Offering       Being       After the
Name                                     (1)             Offered    Offering (2)
------------------------------     ---------------     -----------  -------------
British Far East Holdings,
 Ltd. (3)                              10,000             10,000         --

George Egan                            30,000             30,000         --

Jack R. Grossman and Kay S.
 Grossman                             215,000            200,000       15,000

Kensington Value Fund, LLC            450,600            100,000      350,600

Steve Kyman                            50,000             50,000         --

Hayden Leason                         250,000            250,000         --

M.A. Levy and Associates (4)           20,000             20,000         --

H. Glen Leason (5)                     37,450             35,000        2,450

Albert W. Lupien & Alma O.
 Lupien TTEES F/B/O The Lupien
 Trust U/A DTD 11-10-75               100,000            100,000         --

William A. Lupien                     175,000 (6)        175,000         --

Thomas Maloof                          50,000             50,000         --

Medicorp Inc. (7)                     400,000            400,000         --

Joseph McDonald (3)                    35,000             10,000       25,000

Wayne Nicklin                          57,150             50,000        7,150

Delaware Charter Guaranty
 & Trust FBO John T. Rickard
 IRA                                   25,000             25,000         --

Jeff Source and Jean A. Source        120,000             50,000       70,000

John C. Stout, Jr.                    100,000            100,000         --

Torrey Pines Securities (5)            15,000             15,000         --

Jon Victor (8)                        160,000 (9)         20,000      140,000

E. Keene Wolcott (3)                  105,000             10,000       95,000
                                  ---------------     -----------   ------------
          Total                     2,405,200          1,700,000      705,200


1. The information set forth in the table includes all Offered Shares and all other shares of Common Stock beneficially owned by the indicated persons on the date of this Prospectus, which includes shares of Common Stock issuable upon exercise of options or warrants that are currently exercisable or that will become exercisable within 60 days of the date of this Prospectus.

2. Assumes that all Offered Shares are sold and that persons in the table do not acquire additional shares.

3. Provided investor relations and corporate finance consulting services to the Company during the period from July 1, 1993 through June 30, 1995.

4. Provided investor relations consulting services to the Company during the period from July 1, 1993 through June 30, 1996.
                                        4

5. Provided services to the Company in connection with a private placement of the Company's common stock in 1994.

6. Includes 25,000 shares beneficially owned by Range Partners, L.P. of which Mr. Lupien is a general partner.

7. Licensed the rights to technology utilized by the Company's subsidiary, HemaBiologics, Inc., to the Company.

8.  Mr. Victor has been a director of the Company since June 1995.

9. Includes 15,000 shares issuable upon exercise of outstanding options issued under the Company's 1986 Stock Option Plan.


                          PLAN OF DISTRIBUTION

Sale of Offered Shares
----------------------

The Offered Shares may be sold by the Selling Shareholders from time to time in direct transactions, or through brokers, dealers or underwriters designated from time to time, acting as agents or as principals. Such sales may be effected in one or more transactions on the Nasdaq SmallCap Market or on any other over-the-counter trading market on which the Common Stock may be traded (including block trades), in negotiated transactions or in any combination of the foregoing methods of sale, at prices related to the prevailing market price of the Common Stock or at negotiated prices, to be determined at the time of the sale. Upon the sale of the Offered Shares, the Selling Shareholders and any broker, dealer or underwriter participating therewith may be deemed to be "underwriters" within the meaning of Section 2(11) of the Act, and any commissions, discounts or concessions upon such sale, or any profit on the resale of such shares, received thereby in connection with such sale may be deemed to be underwriting commissions or discounts under the Act. The compensation, including commissions, discounts, concessions and other profits, received by any broker, dealer or underwriter in connection with the sale of any of the Offered Shares may be less than or in excess of customary commissions.

Potential Effect of the Offering on  Net Operating Loss Carryforwards
---------------------------------------------------------------------

The Company currently has net operating loss carryforwards for Federal income tax purposes of approximately $6.7 million as of December 31, 1995. Acquisitions of Common Stock which result in changes in equity ownership in the Company could result in an "ownership change" within the meaning of
Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), thereby imposing an annual limitation (the "Section 382 Limitation") on the Company's ability to utilize its net operating loss carryforwards to reduce future taxable income. In the event of a Section 382 Limitation, the Company's utilization of its net operating loss carryforwards would be restricted to an annual amount equal to the product of the equity value, as defined in the Code, of the Company at the time of the applicable ownership change multiplied by the long-term tax-exempt rate as published monthly by the Internal Revenue Service. The expiration dates of the net operating loss carryforwards would not be extended, and accordingly, a Section 382 Limitation could result in the expiration of a portion of Company's net operation loss carryforwards. The long-term, tax-exempt rate is currently 5.8%; such rate, however, is subject to change, and it is impossible to predict whether the equity value of the Company and such rate will increase, or decrease, and to what extent.

This offering increases the likelihood that an "ownership change" will occur in the future, and it is impossible for the Company to ensure that such "ownership change" will not occur, in part because the Company has no ability to restrict the acquisition or disposition of common stock by persons whose ownership could cause an "ownership change." In addition, the Company may in the future take certain actions which could give rise to an ownership change, if in the exercise of the business judgment of the Company, such actions are necessary or appropriate. If an "ownership change" were to occur subsequent to the Private Placement, the Section 382 Limitation could have a material adverse impact upon the Company's future earnings and cash flows.


                                 LEGAL MATTERS

The validity of the Offered Shares has been passed upon for the Company by Sanders, Barnet, Goldman, Simons & Mosk, a Professional Corporation, counsel to the Company.

                       INDEPENDENT PUBLIC ACCOUNTANTS

The audited financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                            PROSPECTUS


                 1,700,000 SHARES OF COMMON STOCK

                       HEMACARE CORPORATION



Table of Contents
------------------

                                                      Page
                                                   ---------

Available Information . . . . . . . . . . . . . .      2

Incorporation of Certain Documents by Reference .      2

The Company . . . . . . . . . . . . . . . . . . .      3

Factors Affecting Forward-Looking Information . .      3

Use of Proceeds . . . . . . . . . . . . . . . . .      3

Selling Shareholders. . . . . . . . . . . . . . .      4

Plan of Distribution. . . . . . . . . . . . . . .      5

Legal Matters . . . . . . . . . . . . . . . . . .      5

Independent Public Accountants. . . . . . . . . .      6


                           January __, 1997

PART II             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14        Other Expenses of Issuance and Distribution
-------        --------------------------------------------

The estimated expenses in connection with the offering are listed below. All such expenses will be borne by the Company.

         Registration Fee Under Securities
           Act of 1933.........................  $  1,417

         Blue Sky Fees and Expenses............     2,500

         Printing Costs........................       500

         Legal Fees and Expenses...............     5,000

         Accounting Fees and Expenses..........     2,500

         Registrar and Transfer Agent Fee......     1,500

         Miscellaneous Expenses................     1,500
                                                 ---------
                                                 $ 14,917


Item 15        Indemnification of Directors and Officers
-------        -----------------------------------------

Under Article III, Section 16 of its Bylaws, the Registrant is required to indemnify its directors and officers against expenses and other liabilities if such person acted in good faith and for a purpose he or she reasonably believed to be in the best interests of the Registrant, including actions threatened, pending or completed by or in the right of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that if the action or proceeding is by or in the right of the Registrant, indemnification shall not be made (i) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant in the performance of his or her duty to the Registrant or (ii) if the claim is settled or otherwise disposed of without court approval. Under Section 317 of the General Corporation Law of the State of California (the "California GCL"), to the extent that an officer or director of the Registrant is successful on the merits in the defense of an action, the Registrant must indemnify such person for his or her actual and reasonable expenses incurred in connection with such defense.

Under Section 317 of the California GCL and Article III, Section 16 of the Registrant's Bylaws, the Registrant may advance expenses of an indemnifiable person in defending an action; provided that such advancement of expenses may be made only if the person provides an undertaking to reimburse the Registrant if it is ultimately determined that the person is not entitled to be indemnified against such expenses.

Additionally, Article Five of the Registrant's Articles of Incorporation provide that directors shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of their fiduciary duty of care as directors to the fullest extent that such exclusion of liability is permissible under California law.

Section 317 of the California GCL empowers the Registrant to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against or incurred by such persons in such capacities or arising out of such status, whether or not the Registrant would have the power to indemnify such persons against that liability under the California GCL. The Registrant has a contract for insurance coverage under which its directors and officers (as well as the Registrant) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers.

The above-described provisions relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Act.

Item 16        Exhibits
-------        --------

5.1    Opinion of Sanders, Barnet, Goldman, Simons & Mosk, A Professional
       Corporation.

23.1   Consent of Arthur Andersen LLP.

23.2   Consent of Sanders, Barnet, Goldman, Simons & Mosk, A Professional
       Corporation (contained in Exhibit 5.1).

24.1   Power of Attorney (see page S-1).


Item 17        Undertakings
-------        ------------

The undersigned Registrant hereby undertakes:

1. To file during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; or (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2. That for the purpose of determining any liability under the Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sherman Oaks, State of California, on the 23rd day of December, 1996.

                                      HEMACARE CORPORATION

                                   By: /s/  Hal I. Lieberman
                                      -------------------------
                                      Hal I. Lieberman
                                      President and Chief Executive Officer


                 POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Hal I. Lieberman and Sharon C. Kaiser, or either of them, jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to do any and all things and to execute any and all instruments which said attorneys-in-fact and agents deem necessary or advisable to enable HemaCare Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with this Registration Statement to the same extent that he/she could do in person, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his/her name on any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits to, and other documents in connection with, this Registration Statement with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signature                      Title                             Date
----------------------       -------------------            --------------------

/s/ Glenn W. Bartlett       Chairman of the Board           December 23, 1996
------------------------    of Directors
Glenn W. Bartlett, Ph.D.


/s/ Hal I. Lieberman        President, Chief Executive      December 23, 1996
-------------------------   Officer and Director
Hal I. Lieberman            (principal executive officer)


/s/ Sharon C. Kaiser        Chief Financial Officer and     December 23, 1996
-------------------------   and Director (principal
SHaron C. Kaiser            financial and accounting
                            officer

/s/ Jon B. Victor           Director                        December 23, 1996
-------------------------
Jon B. Victor

                               EXHIBIT INDEX

Exhibit
  No.             Description of Exhibits                     Method of Filing
-------    -------------------------------------------    -----------------------------

5.1        Opinion of Sanders, Barnet, Goldman,          Filed herewith electronically
           Simons & Mosk, A Professional Corporation

23.1       Consent of Arthur Andersen LLP                Filed herewith electronically

23.2       Consent of Sanders, Barnet, Goldman,
           Simons & Mosk, A Professional Corporation
           (contained in Exhibit 5.1)

24.1       Power of Attorney (see page S-1)              Filed herewith electronically
